Exhibit 99.1

Press Release - MSC.Software Announces Second Quarter Financial Results

Investor Contact:
Joanne Keates Vice President, Investor Relations MSC.Software (714) 444-8551 joanne.keates@mscsoftware.com	Filed by MSC.Software Corporation Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Company: MSC.Software Corporation (Commission File No. 001-08722)

MSC.Software Reports Financial Results for the

Second Quarter and Six Months Ended June 30, 2009

Cash totaled $148.2 million and working capital was $119.4 million at June 30, 2009

SANTA ANA, Calif. – August 4, 2009- MSC.Software Corporation (NASDAQ: MSCS), a leading global provider of simulation software and services, today reported results for the second quarter ended June 30, 2009. Key financial results include the following:

Second quarter:

•	Total second quarter revenue of $51.7 million, with software revenue of $14.9 million, maintenance revenue of $32.0 million, and services revenue of $4.8 million;

•	Second quarter operating loss of $2.6 million.

Six Months:

•	Total revenue for the six months of $105.3 million, with software revenue of $32.3 million, maintenance revenue of $63.0 million, and services revenue of $10.0 million;

•	Operating loss for the six months of $1.1 million;

•	Deferred revenue totaled $77.3 million, cash totaled $148.2 million and working capital was $119.4 million at June 30, 2009.

On July 7, 2009, MSC.Software announced that it has entered into a definitive agreement with affiliates of Symphony Technology Group (STG) under which a company controlled by STG will acquire all of MSC’s outstanding shares in a one-step cash merger transaction valued at approximately $360 million. Under the terms of the agreement, MSC’s stockholders will receive $7.63 in cash for each share of MSC common stock. The transaction is subject to customary closing conditions, including approval of MSC’s stockholders and regulatory approvals. This transaction is proceeding and is expected to close near the end of the third quarter of 2009. As a result of the recent announcement of a definitive merger agreement with Symphony, MSC will not hold its 2009 second quarter conference call previously scheduled for Wednesday, August 5, 2009, at 1:30 p.m. PT

Press Release - MSC.Software Announces Second Quarter Financial Results

REVENUE

Total revenue for the second quarter ended June 30, 2009 was $51.7 million compared to $64.4 million for the second quarter in 2008. Software revenue for the second quarter totaled $14.9 million compared to $21.1 million for the second quarter in 2008. For the second quarter ended June 30, 2009, maintenance revenue totaled $32.0 million and services revenue totaled $4.8 million, compared to $35.9 million of maintenance revenue and $7.4 million of services revenue for the second quarter in 2008. Changes in foreign currency negatively impacted total revenue by $2.0 million in the second quarter.

For the six months ended June 30, 2009 total revenue was $105.3 million compared to $125.7 million for the six month period in 2008. For the six month period software revenue totaled $32.3 million compared to $43.0 million for the six month period in 2008. For the six month period ended June 30, 2009, maintenance revenue totaled $63.0 million and services revenue totaled $10.0 million, compared to $69.0 million of maintenance revenue and $13.7 million of services revenue for the six month period in 2008. Changes in foreign currency negatively impacted total revenue by $2.6 million in the six month period.

“Our top line performance continued to be impacted by the global economic downturn and its effect on our key customers particularly in the automotive and heavy manufacturing sectors. I am pleased however that the second quarter overall results were in line with our guidance,” said Ashfaq Munshi, interim CEO and President of MSC Software.

“The cost containment measures implemented over the past four quarters have better aligned our cost structure with our revenue performance and these measures resulted in an overall reduction in operating expenses of more than $20 million when comparing the first six months of 2009 to the same period last year,” said Mr. Munshi. “Our expense structure was impacted during Q2 by costs associated with the Symphony transaction of approximately $800,000. Without these costs our expense structure is in line with our guidance as well.”

Press Release - MSC.Software Announces Second Quarter Financial Results

REVENUE BY GEOGRAPHY

Total revenue in the Americas for the second quarter and the six months ended June 30, 2009 was $13.9 million and $30.7, respectively, compared to $20.1 million and $38.7 million for the same periods last year. Total revenue in EMEA for the second quarter and six months ended June 30, 2009 was $21.0 million and $39.3 million, respectively, compared to $24.8 million and $48.3 million for the same periods last year. Changes in the EURO decreased EMEA revenue by $3.1 million and $5.8 million in the second quarter and six month periods of 2009. In the Asia region, revenue for the second quarter and six months ended June 30, 2009 totaled $16.8 million and $35.3 million, respectively, compared to $19.5 million and $38.7 million for the same periods last year. Changes in the Japanese Yen increased Asia revenue by $1.1 million and $3.2 million in the second quarter and six month periods of 2009.

RESULTS OF OPERATIONS AND EPS

Total operating expenses for the second quarter and six months ended June 30, 2009 were $44.1 million and $85.7 million, respectively, compared to $52.5 million and $106.2 million for the same periods last year. Operating loss for the second quarter and six months ended June 30, 2009 was $2.6 million and $1.1 million, respectively, compared to an operating loss of $0.3 million and $4.8 million for the same periods last year. For the second quarter and six months ended June 30, 2009, net loss totaled $1.6 million and $1.5 million, respectively, or $0.04 per share and $0.03 per share, respectively. This compares to a net income of $1.0 million or $0.02 per share in the second quarter last year and a net loss of $1.2 million or $0.03 per share in the six month period last year.

BALANCE SHEET

Cash and investments at June 30, 2009 totaled $148.2 and deferred revenue stood at $77.3 million and working capital increased to $119.4 million.

About MSC.Software Corporation

MSC.Software Corporation (NASDAQ: MSCS) is a leading global provider of enterprise simulation solutions, including simulation software and services, that helps companies make money, save time and reduce costs associated with designing and testing manufactured products. MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services. MSC.Software employs approximately 1000 people throughout the world. For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Press Release - MSC.Software Announces Second Quarter Financial Results

Important Information for Investors and Stockholders

MSC.Software Corporation will file a proxy statement with the SEC in connection with the proposed merger. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by MSC.Software Corporation are available free of charge by contacting Investor Relations by telephone at (714) 444- 8551, or by mail at MSC.Software Corporation, Investor Relations, 2 MacArthur Place Santa Ana, CA 92707 USA, or by going to MSC.Software Corporation’s Investor Relations page on its corporate web site at http://ir.mscsoftware.com/.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

MSC.Software Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of MSC.Software Corporation in connection with the merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be set forth the proxy statement described above. Additional information regarding these directors and executive officers is also included in MSC.Software Corporation’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from MSC.Software Corporation by contacting Investor Relations by telephone at (714) 444-8551, or by mail at MSC.Software Corporation, Investor Relations, 2 MacArthur Place Santa Ana, CA 92707 USA, or by going to MSC.Software Corporation’s Investor Relations page on its corporate web site at http://ir.mscsoftware.com/.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of the company and the company’s expectations, beliefs and intentions. All forward-looking statements included in this document are based on information available to MSC.Software Corporation on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither MSC.Software Corporation nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond MSC.Software Corporation’s control. These factors include: failure to obtain stockholder approval of the proposed merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. MSC undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to MSC.Software Corporation’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

(Financials to follow)

Press Release - MSC.Software Announces Second Quarter Financial Results

PRELIMINARY

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Revenue:
Software	$21,067	$14,891	$43,025	$32,274
Maintenance	35,946	31,959	68,976	62,965
Services	7,429	4,801	13,650	10,027

Total Revenue	64,442	51,651	125,651	105,266

Cost of Revenue:
Software	2,720	2,207	5,183	4,505
Maintenance and Services	9,473	7,970	19,044	16,219

Total Cost of Revenue	12,193	10,177	24,227	20,724

Gross Profit	52,249	41,474	101,424	84,542

Operating Expenses:
Research and Development	13,262	11,781	27,628	23,344
Selling and Marketing	23,625	19,098	47,269	35,916
General and Administrative	14,579	12,310	29,765	25,367
Amortization of Intangibles	337	272	673	566
Restructuring Charges	705	623	844	479

Total Operating Expenses	52,508	44,084	106,179	85,672

Operating Loss	(259)	(2,610)	(4,755)	(1,130)

Other (Income) Expense:
Interest Expense	265	26	543	91
Other (Income) Expense, net	(2,620)	(987)	(3,615)	45

Total Other (Income) Expense, net	(2,355)	(961)	(3,072)	136

Income (Loss) From Continuing Operations Before Provision For Income Taxes	2,096	(1,649)	(1,683)	(1,266)
Provision (Benefit) For Income Taxes	1,065	(39)	(508)	197

Net Income (Loss)	$1,031	$(1,610)	$(1,175)	$(1,463)

Basic and Diluted Earnings (Loss) Per Share	$0.02	$(0.04)	$(0.03)	$(0.03)
Basic Weighted-Average Shares Outstanding	44,963	45,520	44,858	45,466
Diluted Weighted-Average Shares Outstanding	45,512	45,520	44,858	45,466

Press Release - MSC.Software Announces Second Quarter Financial Results

PRELIMINARY

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share value amounts)

	December 31, 2008	June 30, 2009
ASSETS
Cash and Investment	$152,554	$148,233
Trade Accounts Receivable, less Allowance for Doubtful Accounts of $1,375 and $1,869, respectively	52,861	55,042
Property and Equipment, Net	14,390	11,675
Goodwill, Indefinite Lived & Other Intangibles	183,665	180,269
Other Assets	41,473	44,149

Total Assets	$444,943	$439,368

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deferred Revenue	$75,800	$77,316
Other Liabilities	57,643	50,564

Total Liabilities	133,443	127,880

Net Shareholders’ Equity	311,500	311,488

Total Liabilities and Shareholders’ Equity	$444,943	$439,368

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